UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  June 16, 2022

FINWISE BANCORP
(Exact name of registrant as specified in its charter)

Utah	001-40721	83-0356689
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

756 East Winchester St., Suite 100 Murray, Utah	84107
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (801) 501-7200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	FINW	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer

On June 15, 2022, the employment agreement, dated January 1, 2018, by and among FinWise Bancorp (the “Company”), FinWise Bank, a wholly-owned subsidiary of the Company (the “Bank”), and David Tilis, who was a named executive officer of the Company and served as the Chief Strategy Officer and Senior Vice President of the Bank, as amended (the “Employment Agreement”), expired in accordance with its terms and was not renewed. In this connection, Mr. Tilis’ employment was terminated on June 16, 2022.

On June 22, 2022, the Company and the Bank entered into a Separation and Consulting Agreement dated as of June 16, 2022 (the “Agreement”) with Mr. Tilis.  The Agreement provides that Mr. Tilis will serve as a consultant to the Company and the Bank to advise and consult with Mr. Tilis’ successor(s), supporting the Bank’s efforts to maintain good relationships with existing Bank customers, identifying potential Bank customers, and related consulting services (the “Consulting Services”). The term of the Agreement is for one year beginning on June 16, 2022 and ending on June 15, 2023.  The Bank will pay Mr. Tilis for the Consulting Services $300,000 per month for the first six months of the Agreement, and $150,000 per month for the final six months of the Agreement, plus reimbursement of expenses.  The Bank or the Company shall, during the term of the Agreement, provide Mr. Tilis (at the Bank’s or the Company’s expense) with a life insurance policy in the amount of all amounts payable to Mr. Tilis during the term of the Agreement, the proceeds of which shall be payable to Mr. Tilis’ testamentary or statutory beneficiaries. Mr. Tilis has agreed to a non-solicitation agreement in respect of Bank employees and customers for a period of 12 months and in respect of certain potential customers for a period of 18 months. The Agreement also includes a mutual release and other standard terms.

The foregoing description of the terms of the Agreement is a summary and is qualified in all respects by reference to the Agreement, which is included as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation and Consulting Agreement, dated June 16, 2022, by and among FinWise Bancorp, FinWise Bank and David Tilis.+

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Management contract or compensatory plan arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FinWise Bancorp has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: June 22, 2022	FINWISE BANCORP

/s/ Javvis Jacobson
	Name:	Javvis Jacobson
	Title:	Chief Financial Officer and Executive Vice President